EXHIBIT 16.1

De Leon & Company, P.A.

CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

510 NW 159th Lane

Pembroke Pines, Florida 33028

(954) 445-6478 fax 1-888-640-6161 WWW.DELEONCPAS.COM

MEMBER: FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS BOARD CERTIFIED IN BUSINESS APPRAISALS

INSTITUTE OF MANAGEMENT ACCOUNTANTS CERTIFIED MANAGEMENT ACCOUNTANT

INSTITUTE OF FRAUD EXAMINERS CERTIFIED IN FINANCIAL MANAGEMENT

MASTERS IN BUSINESS ADMINISTRATION

September 19, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street NE Washington, DC 20549

Re: Velt International Group Inc.

File No: 333-179082

Dear Sir/Madam:

We have read the statements under item 4.01 in the Form 8-K dated September 19, 2017, of Velt International Group Inc. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm.

We have no basis to, and therefore, do not agree or disagree with the other statements made by the Company in the Form 8-K.

Respectfully submitted,

De Leon & Company, P.A.